Exhibit 99.4

CHARTER AND POWERS OF THE AUDIT COMMITTEE (BioVest International, Inc.)

RESOLVED, that the membership of the Audit Committee shall consist of at least three members of the board of directors. All Committee members must be independent of management and the Company and shall be financially literate in accordance with the applicable SEC regulations and policies. At least one member of the Committee shall, in the judgment of the Board, be a “Financial Expert” as the term as defined by the SEC.

RESOLVED, that the charter and powers of the Audit Committee of the Board of Directors (the “Audit Committee”) shall be:

(1) Assisting the Board of Directors in the oversight of the maintenance by management of the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.

(2) Assisting the Board of Directors in the oversight of the establishment and maintenance by management of processes to assure that an adequate system of internal control is functioning within the Company.

(3) Assisting the Board of Directors in the oversight of the establishment and maintenance by management of process to assure compliance by the Company with all applicable laws, regulations and Company policy.

RESOLVED, that the Audit Committee shall have the following specific powers and duties:

(1) Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants;

(2) Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

(3) Ensuring its receipt from the independent accountants of a formal written statement delineating all relationships between the independent accountants and the Company consistent with Independence Standards Board Standard;

(4) Actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for taking or recommending that the Board of Directors take appropriate action to oversee the independence of the outside auditor;

(5) Selecting, evaluating and, where appropriate, replacing the independent auditors (or nominating independent auditors to be proposed for stockholder approval in any proxy statement), which independent auditors shall ultimately be accountable to the Board of Directors and the Audit Committee, as representatives of the stockholders;

(6) Conferring with the independent accountants concerning the scope of their examinations of the books and records of the Company and its subsidiaries: reviewing and approving the independent accountants’ annual engagement letter: reviewing and approving the Company’s internal annual audit plans and procedures: and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

(7) Reviewing with management, the independent accountants significant risks and exposures, audit activities and significant audit findings;

(8) Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

(9) Reviewing the Company’s audited annual financial statements and the independent accountants opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof;

(10) Reviewing the adequacy of the Company’s systems of internal control;

(11) Obtaining from the independent accountants their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

(12) Providing an independent, direct communication between the Board of Directors, and independent accountants;

(13) Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

(14) Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

(15) Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

(16) Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

(17) Conducting or authorizing investigations into any matters within the Audit Committee’s scope of responsibilities; and

(18) Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.